                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              NEOGEN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         [LOGOS OF NEOGEN CORPORATION]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Neogen Corporation (the "Company"), a Michigan corporation, will be held on October 5, 2001 at 10:00 a.m., local time, at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909, to consider and act upon the following matters:

1. The election of three Class II directors to serve for three year terms.

2. Such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on August 6, 2001 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure representation at the meeting, all shareholders are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postpaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          /s/ Thomas H. Reed

                                          Thomas H. Reed
                                          Secretary

Lansing, Michigan
August 31, 2001

--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

The enclosed Proxy is solicited on behalf of Neogen Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held October 5, 2001, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909. The Company's telephone number is (517) 372-9200.

These proxy solicitation materials were mailed on or about August 31, 2001, together with the Company's 2001 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company, before the meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting at the annual meeting has one vote for each share on all matters. The Company's By-Laws do not provide for cumulative voting in the election of directors. Shares represented by valid, executed and dated proxies in the enclosed form will be voted if received in time for the meeting in accordance with the instructions thereon. Unless your proxy is otherwise marked, it will be voted FOR management's nominees for the board of directors.

A simple majority of the shares issued and outstanding as of August 6, 2001 (the "Record Date") must be present or represented at the Annual Meeting to constitute a quorum. For election of directors, the three individuals receiving the most votes will be elected for the term indicated. Approval for any other item of business to be voted upon at the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of common shares at the meeting and entitled to vote. Abstentions, withheld votes and broker nonvotes will not be deemed votes cast in determining approval of any proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present.

The cost of soliciting proxies will be borne by the Company. The Company has retained the services of American Stock Transfer & Trust to aid in the solicitation of proxies. The Company estimates that the cost of soliciting proxies will be less than $2,000 including out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally by telephone, telegram, facsimile or letter.

Record Date and Principal Share Ownership

Shareholders of record at the close of business on August 6, 2001 are entitled to notice of and to vote at the meeting. At the Record Date, 5,933,608 shares of the Company's Common Stock were issued and outstanding. At the Record Date, the following were known by the Company to be beneficial owners of more than 5% of the Company's Common Stock.

Name and Address      Number of Shares Percent of Total
-------------------------------------------------------
James L. Herbert (1)
 Neogen Corporation
 620 Lesher Place
 Lansing, MI 48912        423,918            7.1%
Herbert D. Doan (1)
 P.O. Box 169
 Midland, MI 48640        310,888            5.2%

(1) Includes 120,808 shares and 9,333 shares of Common Stock which Mr. Herbert and Mr. Doan, respectively, have the right to acquire by exercise of options within 60 days of August 6, 2001.

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than May 3, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                             ELECTION OF DIRECTORS

The Company's By-Laws provide that the Company shall have at least five and no more than nine directors, with the exact number to be determined by the Board. The Board of Directors currently is comprised of nine directors. The directors are classified into three classes to serve for the terms set forth next to their names or until their successors have been duly qualified and elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for director are currently directors of the Company. If any nominee becomes unavailable for any reason it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by vote of a majority of the directors then in office until the next meeting of shareholders.

                                                                Expiration of
Nominees                                                        Proposed Term
--------                                                      ------------------
Class II:
 Robert M. Book..............................................        2004
 Leonard E. Heller, Ph.D.....................................        2004
 Jack C. Parnell.............................................        2004
Directors Continuing in Office                                Expiration of Term
------------------------------                                ------------------
Class III:
 James L. Herbert............................................        2002
 G. Bruce Papesh.............................................        2002
 Thomas H. Reed..............................................        2002
Class I:
 Lon M. Bohannon.............................................        2003
 Herbert D. Doan.............................................        2003
 Gordon E. Guyer, Ph.D.......................................        2003

Name of Directors         Age Position                                                            Director Since
----------------------------------------------------------------------------------------------------------------
James L. Herbert          61  Chairman, Board of Directors, President and CEO of the Company           1982
Thomas H. Reed (1) (3)    56  Secretary, Director                                                      1995
Lon M. Bohannon           48  Vice President and Chief Operating Officer of the Company, Director      1996
Robert M. Book (2)        71  Director                                                                 1990
Herbert D. Doan (1) (2)   78  Director                                                                 1982
Gordon E. Guyer, Ph.D.
 (3)                      75  Director                                                                 1990
Leonard E. Heller, Ph.D.
 (3)                      56  Director                                                                 1992
G. Bruce Papesh (2)       54  Director                                                                 1993
Jack C. Parnell (1)       66  Director                                                                 1993

(1)  Member, Compensation Committee
(2)  Member, Stock Option Committee
(3)  Member, Audit Committee

The following is a brief summary of the business experience, including the past five years, for each of the nominees for and current members of the Board of Directors.

Nominees for the Board of Directors:

Robert M. Book was elected to the Board of Directors in November 1990. Since January 1993, Mr. Book has served as President of AgriVista, Inc., a company that provides agricultural consulting and marketing services. He served as President of the Indiana Institute of Agriculture, Food and Nutrition, from 1983 through 1992. He was formerly Group Vice President of Agriculture Marketing for Elanco Products Company, a division of Eli Lilly & Co.

Dr. Leonard E. Heller was elected to the Board of Directors in October 1992. He founded and is CEO of Health Management Services, LLC, a company that provides services to physician and physician hospital business entities. He formerly was Secretary for the Cabinet of Human Resources in Kentucky and Chairman of the Governor's Task Force on Health Reform and consultant on health policy and pharmaceutical distribution issues.

Jack C. Parnell was elected to the Board of Directors in October 1993. Since 1991, he has held the position of Governmental Relations Advisor with the law firm of Kahn, Soares and Conway. In 1989, Mr. Parnell was appointed by President Bush to serve as Deputy Secretary for the U.S. Department of Agriculture. From 1983 to 1989, he served in three different senior governmental positions for the State of California, including Secretary for the California Department of Food and Agriculture from 1987 to 1989. The firm of Kahn, Soares and Conway currently acts as the Company's government relations advisor.

The Board of Directors recommends a vote FOR the above nominees.

Other current members of the Board of Directors:

James L. Herbert has been President, Chief Executive Officer, and a director of the Company since he joined Neogen in June 1982. He was named Chairman of the Board in October 1999. He previously held the position of Corporate Vice President of DeKalb Ag Research, a major agricultural genetics and energy company. He has management experience in animal biologics, specialized chemical research, medical instruments, aquaculture, animal nutrition, and poultry and livestock breeding and production.

Thomas H. Reed was elected to the Board of Directors in October 1995 and was elected Secretary in October 1999. Mr. Reed is a Group Vice President of Packerland Packing Company. Prior to assuming that position, he served as Vice President of Michigan Livestock Exchange Marketing, a division of Southern States Cooperative, Inc. and prior to that as President and Chief Executive Officer of the Michigan Livestock Exchange. Mr. Reed is a member of the Board of Directors of the National Livestock Producers Association and is a former chairman of the Michigan State University Board of Trustees.

Lon M. Bohannon was elected to the Board of Directors in October 1996. Mr. Bohannon joined Neogen in October 1985 as Vice President of Finance, was promoted to Vice President--Administration and Chief Financial Officer in November 1994 and was named Chief Operating Officer in 1999. He is responsible for all areas of the Company's operations except accounting, finance, human resources and investor relations. A CPA, Mr. Bohannon served as Administrative Controller for Federal Forge, Inc., a metal forging and stamping firm, from March 1980 until October 1985, and worked at the public accounting firm of Ernst & Young from June 1975 to March 1980.

Herbert D. Doan has been a director of the Company since September 1982. He was the Company's Chairman of the Board of Directors from October 1984 to October 1999. Mr. Doan has served as President of the Herbert H. and Grace A. Dow Foundation since February 1996 and is Chairman of the Michigan Molecular Institute, a position he has held since 1964. He was formerly President and Chief Executive Officer of Dow Chemical Company. He has been active as an independent venture capitalist for the past five years.

Dr. Gordon E. Guyer joined the Board of Directors in January 1990. Dr. Guyer retired in 1996 as Director for the Michigan Department of Agriculture, a position he held since 1993. Dr. Guyer served as interim President of Michigan State University from 1991 to 1993 and was Vice President of Governmental Affairs for the University from 1988 until 1991. From 1986 to 1988, he was Director of the Department of Natural Resources for the State of Michigan.

G. Bruce Papesh was elected to the Board of Directors in October 1993 and was Secretary from October 1994 to October 1999. Since 1987, Mr. Papesh has served as President of Dart, Papesh & Co., an investment consulting and financial services firm. Mr. Papesh also serves on the Board of Directors of Immucor, Inc., a publicly traded immunodiagnostics company that manufactures and markets products for the human clinical blood bank industry.

Security Ownership of Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of August 6, 2001 for each current director, each nominee, each executive officer listed in the summary compensation table below and for all current directors and executive officers as a group:

Name                                          Number of Shares Percent of Total
-------------------------------------------------------------------------------
James L. Herbert (1)                               423,918            7.1%
Thomas H. Reed (1)                                   4,600               *
Lon M. Bohannon (1)                                124,268            2.1
Robert M. Book (1)                                  12,000               *
Herbert D. Doan (1)                                310,888            5.2
Gordon E. Guyer, Ph. D. (1)                         17,000               *
Leonard E. Heller, Ph.D. (1)                        39,767               *
G. Bruce Papesh (1)                                 16,000               *
Jack C. Parnell (1)                                 13,750               *
Edward M. Bradley (1)                               47,084               *
Richard R. Current (1)                               9,060               *
All current directors and executive officers
 as a group (eighteen persons) (1)               1,140,245           19.2%

*Less than 1%

(1) Includes the following shares of Common Stock which current directors and executive officers have the right to acquire by exercise of options within 60 days of August 6, 2001: Mr. Herbert--120,808 shares; Mr. Reed--4,000 shares; Mr. Bohannon--42,200 shares; Mr. Book--10,000 shares; Mr. Doan-- 9,333 shares; Dr. Guyer--16,000 shares; Dr. Heller--10,000 shares; Mr. Papesh--10,000 shares; Mr. Parnell-- 10,000 shares; Mr. Bradley--38,800 shares; Mr. Current--5,000 shares; all current directors and executive officers as a group--360,741 shares.

Board Meetings and Committees

The Board of Directors of the Company held six meetings during the fiscal year ended May 31, 2001. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and Committees of which he was a member held during the period he served on the Board or Committee.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee, which met twice in fiscal year 2001, has responsibility of recommending to the Board of Directors the firm of Independent Auditors to be retained by the Company; reviewing with the Company's Independent Auditors the scope and results of their audits; reviewing with the Independent Auditors and management the Company's accounting and reporting principles, policies and practices; and reviewing with the Company's Independent Auditors the adequacy of the Company's accounting, financial and operating controls. The Compensation Committee, which met twice during fiscal year 2001, has responsibility for reviewing and approving the Company's executive compensation policies and makes recommendations concerning the Company's employee benefit programs. The Stock Option Committee administers the Company's Stock Option Plan. This committee held three meetings during fiscal year 2001.

The Board of Directors serves as a committee of the whole for purposes of recommending candidates for election to the Board of Directors. In this capacity, the Board held one meeting in fiscal year 2001. The Board will consider nominees recommended by shareholders provided such recommendations are in writing and received by the Company no later than May 3, 2002.
Recommendations should be addressed to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912.

Executive Compensation

The following table sets forth information regarding compensation paid or accrued by the Company during each of the last three years ended May 31, 2001 for the Company's chief executive officer and other executive officers of the Company receiving annual cash compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

Name and Principal        Fiscal    Salary           Options      All Other
Position                   Year      (1)     Bonus   Awarded Compensation (2)(3)
--------------------------------------------------------------------------------
James L. Herbert,
 President,                2001    $191,694 $106,000 45,000        $5,571
 Chief Executive Officer   2000     171,828   70,000 45,000         5,840
                           1999     162,376   20,000 40,000         4,555
Lon M. Bohannon, Vice
 President,                2001    $119,868 $ 21,400 25,000        $5,711
 Chief Operating Officer   2000     111,256   16,500 20,000         4,624
                           1999      94,448   16,000 17,000         3,648
Richard R. Current, Vice
 President,                2001    $116,188      --  15,000        $2,093
 Chief Financial Officer   2000(4)   63,995      --  10,000           --
Edward L. Bradley, Vice
 President                 2001    $ 92,890 $ 18,500 15,000        $4,490
                           2000      85,542   17,300 15,000         2,983
                           1999      78,340   14,000 15,000         2,724

(1) Includes amounts contributed to the Company's 401(k) Retirement Savings Plan by the named executive officer.
(2) Matching contributions paid to the Company's 401(k) Retirement Savings Plan on behalf of the named executive officer.
(3) Under terms of a deferred compensation agreement, the current value ($321,757 at May 31, 2001) of an annuity owned by the Company is payable to Mr. Herbert or his estate upon death, retirement or termination of employment.
(4)  Mr. Current joined the Company November 22, 1999.

The following table contains information concerning the grant of options under the Company's Stock Option Plan to the named executive officers of the Company during the year ended May 31, 2001. No stock appreciation rights (SARS) were granted during such period.

                                      Individual Grants
                    -----------------------------------------------------
                                                                          Potential Realized Value at
                                                                            Assumed Annual Rates of
                               Percent of Total                             Stock Price Appreciation
                               Options Granted                               at End of Option Term
                               to Employees     Exercise Price Expiration ----------------------------
Name                Granted    in Fiscal Year   Per Share      Date            5%            10%
------------------  ---------- ---------------- -------------- ---------- ------------- --------------
James L. Herbert    (1) 28,674        13%           $6.25        8/9/05   $      49,513 $      109,411
                    (2) 16,326         8             6.25        8/9/10          64,171        162,621
Lon M. Bohannon     (1) 19,464         9             6.25        8/9/05          33,610         74,269
                    (2) 5,536          3             6.25        8/9/10          21,760         55,143
Richard R. Current  (1) 15,000         7             6.25        8/9/05          25,901         57,235
Edward L. Bradley   (1) 15,000         7             6.25        8/9/05          25,901         57,235

(1) Options were granted at fair market value and vest over five years in equal annual installments commencing with the first anniversary of the grant date.
(2) Options were granted at fair market value and vest over three years in equal annual installments commencing with the first anniversary of the grant date.

The following table sets forth information for the named executive officers with respect to the value of options exercised during the year ended May 31, 2001 and the value of outstanding and unexercised options held as of

May 31, 2001, based upon the market value of the Company's Common Stock of $13.20 per share on that date. There were no SARS outstanding or exercised as of or for the year ended May 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                     Number of Unexercised     Value of Unexercised
                                            Options            In-The-Money Options
           Shares                       at May 31, 2001         at May 31, 2001(2)
           Acquired    Value       ------------------------- -------------------------
Name       on Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------
James L.
 Herbert     36,100     $180,500     82,888       96,012      $455,451     $643,451
Lon M.
 Bohannon    12,000       51,840     26,800       60,200       160,305      389,858
Richard
 R.
 Current        --           --       2,000       23,000        14,275      161,350
Edward
 L.
 Bradley      4,800       28,000     27,200       42,800       161,585      273,428

(1) Represents the difference between the market price of the Common Stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise.
(2) Represents the difference between the closing market price of Common Stock at May 31, 2001 of $13.20 per share and the exercise price per share of in-the-money options multiplied by the number of shares which could be acquired at May 31, 2001 upon the exercise of all in-the-money options.

Compensation of Directors

The Company does not pay director's fees to any director for attendance at meetings of the Board or standing Committees. All non-employee directors are granted non-qualified options to purchase 5,000 shares of Common Stock when first elected to the Board of Directors and non-qualified options to purchase 2,000 shares of Common Stock upon subsequent election to, or commencement of annual service on, the Board of Directors. The options expire ten years after the date of grant and vest over three years in equal annual installments commencing with the first anniversary of the date of grant. All directors are eligible to receive reimbursement for all ordinary travel expenses related to attendance at Board or committee meetings.

Compensation Committee Report on Executive Compensation

  General. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries and bonuses. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's employees.

  Salaries. The Compensation Committee's policy is to provide salaries that are generally similar to those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through discussions with candidates for such positions, Company research and independent surveys concerning the salaries paid by similar companies.

  Performance Bonuses. The payment of bonuses to executive officers is directly related to their achievement of corporate and individual performance goals established at the beginning of the year. The amount of the bonus paid, if any, varies among the executive officers depending on their success in achieving individual performance goals and on their contribution to the achievement of corporate performance goals.

  Stock Options. Stock options are awarded by the Stock Option Committee of the Board of Directors. The Stock Option Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance of growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract and retain qualified employees. The Stock Option Committee's policy has been to grant options with terms of five to ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. As a result, such options will only have value if the price of the underlying shares increases.

  Fiscal 2001 Compensation Decisions Regarding James Herbert. The compensation of James L. Herbert, President and Chief Executive Officer, is recommended by the Compensation Committee to the Board of Directors based on the Committee's knowledge of the level necessary to enable the Company to remain competitive and retain top management.

In addition, Mr. Herbert's compensation is based on the Committee's subjective assessment of his progress toward achieving Company goals and objectives pertaining to the development and marketing of products dedicated to food and animal safety. Particular consideration is given to progress toward enhancing long-term shareholder value that includes overall growth in sales and operating and net profit for the Company's most recent fiscal year.

Incentive compensation payments to Mr. Herbert are made partially in the form of cash intended to reward Mr. Herbert for achievement of individual and corporate objectives, partially in the form of stock options, intended to provide Mr. Herbert with increased incentive to focus on long-term performance growth of the Company that will enhance shareholder value, and partially in the form of contributions to an annuity owned by the Company and payable to Mr. Herbert or his estate upon death, retirement or termination of employment.

Mr. Herbert did not participate in the approval of his own compensation, but did participate in discussion of the Company's performance for fiscal 2001 and the determination of bonuses for other executive officers of the Company.

                                                   By the Compensation Committee

                                                      Herbert D. Doan (Chairman)
                                                                 Jack C. Parnell
                                                                  Thomas H. Reed

                            AUDIT COMMITTEE CHARTER

The Audit Committee shall be appointed by the Chairman of the Board of Directors of Neogen Corporation and shall consist of Directors of the Company who are independent of Management and the Company. All Audit Committee members shall be financially literate and one or more members shall have accounting or financial management expertise. This Charter shall be amended as necessary and approved annually by the Board of Directors of Neogen Corporation.

The Audit Committee shall provide assistance to the Board of Directors of Neogen Corporation in fulfilling its oversight responsibilities to the shareholders and other stakeholders related to the Company's financial statements and financial controls. The Audit Committee shall maintain open dialog between Directors, Independent Auditors, and Management. The Committee is empowered to investigate any financial matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

The Audit Committee shall have a clear understanding with Management and the Independent Auditors that the Independent Auditors are ultimately accountable to the Board of Directors of Neogen Corporation and the Audit Committee. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the Independent Auditors. Annually the Committee shall review and recommend to the Board of Directors the selection of the Company's Independent Auditors.

The Audit Committee shall report in Neogen Corporation's Proxy statement that it has:

  1) Discussed with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards #61. These matters include communications of any significant changes in accounting procedures, sensitive accounting estimates, and significant adjustments in financial reporting. In addition, the auditors require that the Audit Committee be informed of serious difficulties in dealing with management related to the performance of the audit or of any disagreements and unresolved issues significant to the financial statements.

  2) Received from the Independent Auditors disclosures regarding the auditors' independence required by Independence Standards Board Statement #1. These disclosures include receiving a written statement of any professional and business relationships that may impair their independence.

  3) Reviewed and discussed the audited financial statements with Management and the Independent Auditors and that based on this review and discussion it recommends to the Board of Directors that the audited financial statements be included in the Company's report on Form 10-K.

--------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

The Audit Committee has completed the items outlined in the Audit Committee Charter and reports that:

(1) Based on meetings with management and the auditors, it has satisfied itself with respect to accounting and auditing issues related to the May 31, 2001 financial statements and the audit thereof;

(2) Based on written statements from the Independent Auditors, it has satisfied itself with respect to the independence of the Independent Auditors; and

(3) Based on reviews and discussions with management and the Independent Auditors, recommendations to the Board of Directors to include the May 31, 2001 financial statements in the Annual Report on Form 10-K for the year ended May 31, 2001 for filing with the Securities and Exchange Commission.

                                                          By the Audit Committee

                                                Dr. Leonard E. Heller (Chairman)
                                                             Dr. Gordon E. Guyer
                                                                  Thomas H. Reed

Stock Performance Graph

The following line graph compares for the fiscal years ended May 31, 1997, 1998, 1999, 2000 and 2001 (i) the yearly cumulative total shareholder return on the Company's common stock with (ii) the cumulative total return of the NASDAQ Non Financial Index and with (iii) a Peer Group Index. The Peer Group consists of Strategic Diagnostics Corporation, Idexx Laboratories, Inc., Synbiotics Corporation, ImmuCell Corporation, and Embrex, Inc.

                        [PERFORMANCE GRAPH APPEARS HERE]
                                 1996     1997    1998    1999    2000    2001
------------------------------------------------------------------------------
Neogen Corporation               $100     $ 88    $111    $ 88    $ 71    $187
------------------------------------------------------------------------------
Peer Group                       $100     $ 84    $111    $101    $163    $ 73
------------------------------------------------------------------------------
NASDAQ Non Financial Index       $100     $113    $138    $171    $188    $ 64
------------------------------------------------------------------------------

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the two fiscal years ended May 31, 2001. As of the date hereof the Company is not aware of any failure to file a required report.

                                 OTHER MATTERS

Independent Public Accountant

   The Board of Directors and Audit Committee of Neogen Corporation (the "Company") approved the termination of the Company's relationship with BDO Seidman, LLP ("BDO") as its independent accountants and auditors of record effective April 23, 2001.

   In connection with the audits of the Company's financial statements for each of the three fiscal years ended 1998, 1999, and 2000 and for unaudited interim period through April 23, 2001, there were no disagreements or reportable events with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in its report. BDO's report on the Company's financial statements for either of the past two years was not adverse, nor did it disclaim opinion nor was it modified as to uncertainties, audit scope, or accounting principles.

   On April 24, 2001, Deloitte & Touche ("Deloitte") of Lansing, Michigan was engaged as the Company's Independent Auditors for the fiscal year ending May 31, 2001. The Company has not retained Deloitte during any of the previous years to consult on the application of accounting principles, or on its engagement since June 1997.

   Deloitte has reported on the 2001 consolidated financial statements included in the Annual Report of the Company that accompanies this proxy statement. The Company's Independent Auditors are appointed by the Board of Directors.

   Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have an opportunity to make a statement at the meeting if they desire to do so.

Audit Fees

   During the fiscal year which ended May 31, 2001, fees for professional services rendered by Deloitte for the audit of the Company's Annual Financial Statements for the year then ended were $55,000. As Deloitte was not appointed until April 24, 2001, they did not provide any services in fiscal year 2001 related to the Company's Forms 10-Q.

Financial Information System Design and Implementation Fees

   None

All Other Fees

   None

Other Proposals

   Neither the Company nor its Board of Directors intends to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. However, if any other matters properly come before such Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgement.

Neogen Corporation will furnish a copy of its Annual Report on Form 10-K for the year ended May 31, 2001, without exhibits, without charge to each person who forwards a written request including representation that he/she was a shareholder on August 6, 2001 to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912.

By order of the Board of Directors

/s/ Thomas H. Reed
Thomas H. Reed
Secretary

Dated: August 31, 2001

                                     PROXY

                              NEOGEN CORPORATION

               Annual Meeting of Shareholders - October 5, 2001


The undersigned hereby appoints Thomas H. Reed and James L. Herbert, and each of them with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Neogen Corporation referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

               (Continued and to be signed on the reverse side.)

                        Please date, sign and mail your
                     proxy card back as soon as possible!


                        Annual Meeting of Shareholders
                              NEOGEN CORPORATION

                                October 5, 2001






                Please Detach and Mail in the Envelope Provided

   [X] Please mark your
       votes as in this
       example.

                               FOR        WITHHELD
1. ELECTION OF DIRECTORS       [_]          [_]         Nominees:                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                             Robert M. Book        PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                             Leonard E. Meller
                                                             Jack C. Parnell

To withhold authority to vote for any individual nominee(s) write his or their names in the following space:

________________________

SIGNATURE(S) _____________________  DATE ____________, 2001

NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.